UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2013
 Green Dot Corporation
(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34819	95-4766827
(Commission File Number)	(IRS Employer Identification No.)

3465 East Foothill Blvd. Pasadena, CA 91107	(626) 765-2000
(Address of Principal Executive Offices)	(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 8, 2013, Green Dot Corporation (“Green Dot”) announced that Grace Wang, 42, was appointed to the position of Chief Financial Officer of Green Dot, effective November 18, 2013. As Chief Financial Officer, Ms. Wang will report to Steve Streit, Chairman, President and Chief Executive Officer of Green Dot. Ms. Wang replaces John Keatley, Green Dot’s former Chief Financial Officer, who resigned from Green Dot, effective September 1, 2013, as previously reported on a Current Report on Form 8-K, filed by Green Dot with the Securities and Exchange Commission on April 10, 2013.
Prior to joining Green Dot, Ms. Wang served in various financial positions with JP Morgan Chase & Co., a global investment bank (“JP Morgan Chase”), since 2004, including as Managing Director and Chief Financial Officer of the Investor Services Sales division for Europe, Middle East and Africa (“EMEA”) since November 2012 and Managing Director and Chief Financial Officer of the Treasury and Security Services division for EMEA of JP Morgan Chase from November 2011 through November 2012. Prior to joining JP Morgan Chase, Ms. Wang held positions in the financial services and telecom, media, and technology practices of Booz & Co. and A.T. Kearney, Inc. Ms. Wang holds an A.B. in history and science from Harvard University, an L.L.M. in international business and trade law from the University of Hong Kong, and an M.B.A. from the Harvard University Graduate School of Business Administration.
Pursuant to her offer letter, Ms. Wang will receive an annual base salary of $400,000 and will be eligible to receive an annual bonus under Green Dot’s 2013 Executive Officer Incentive Bonus Plan of up to 75% of her base salary. Ms. Wang will also be eligible to receive reimbursements for relocation expenses of up to $150,000 and a one-time sign-on bonus of $310,000, subject to Green Dot’s standard bonus practices and policies.
In addition, subject to the approval of the Compensation Committee of the Company’s Board of Directors, Ms. Wang will be granted the option to purchase 100,000 shares of Green Dot’s Class A common stock (“common stock”) with an exercise price equal to the fair market value of the common stock on the date of grant (the “Stock Option”) and restricted stock unit awards underlying 100,000 shares of common stock (the “RSUs”).
In connection with her appointment, Ms. Wang will also enter into Green Dot’s standard form of indemnification agreement for its officers and directors. This agreement requires Green Dot, among other things, to hold harmless and indemnify Ms. Wang to the fullest extent authorized by Green Dot’s certificate of incorporation, bylaws and Delaware law, and against any and all expenses, judgments, fines and settlement amounts actually and reasonably incurred by her in connection with any threatened, pending or completed action, suit or proceeding arising out of her services as an officer. The foregoing description is qualified in its entirety by the full text of the form of indemnification agreement, which was filed as Exhibit 10.01 to Green Dot’s registration statement on Form S-1 (No. 333-165081) filed on June 29, 2010 and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN DOT CORPORATION

By:	/s/ JOHN C. RICCI
John C. Ricci
General Counsel and Secretary
Date: October 8, 2013